Exhibit 10.13--Agreement of Limited Partnership of PMT CVD Partners, L.P., dated as of March 29, 1996, entered into between CVD, Inc. and the limited partners listed therein



                       --------------------------------
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                            PMT CVD PARTNERS, L.P.
                       --------------------------------



                                March 29, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I.       FORMATION, NAME AND PURPOSE OF THE PARTNERSHIP............  1
           1.1   Formation; Certificate....................................  1
           1.2   Name of Partnership.......................................  1
           1.3   Principal Place of Business...............................  1
           1.4   Registered Agent..........................................  1
           1.5   Tax Matters Partner.......................................  1
           1.6   Purpose...................................................  2
           1.7   Definitions...............................................  2

ARTICLE II.      TERM; TERMINATION.........................................  5
           2.1   Term; Termination.........................................  5

ARTICLE III.     CONTRIBUTIONS TO CAPITAL..................................  5
           3.1   Capital Contributions.....................................  5
           3.2   Additional Limited Partners or Capital Contributions;
                  Company Option...........................................  6

ARTICLE IV.      CAPITAL ACCOUNTS; ACCOUNTING PRACTICES AND ALLOCATIONS....  7
           4.1   Capital Accounts..........................................  7
           4.2   Financial Reporting.......................................  7
           4.3   Allocation of Net Income..................................  7
           4.4   Allocation of Net Loss....................................  8
           4.5   Time of Allocations.......................................  8
           4.6   Limitation of Liability...................................  8
           4.7   Supervision; Inspection of Books..........................  8
           4.8   Reports...................................................  9
           4.9   Tax Returns...............................................  9

ARTICLE V.       DISTRIBUTIONS.............................................  9
           5.1   Distributions.............................................  9
           5.2   Restrictions on Distribution.............................. 10

ARTICLE VI.      MANAGEMENT OF THE PARTNERSHIP............................. 10
           6.1   General Partner........................................... 10
           6.2   Duties and Activities of the General Partner.............. 12
           6.3   Powers of the Limited Partners............................ 13
           6.4   Standard of Care; Indemnification......................... 13

                                      i.

                          --------------------------

                                                                           Page
                                                                           ----
           6.5   Interest and Capital Withdrawals.......................... 15
           6.6   Partnership Contracts..................................... 15

ARTICLE VII.     TRANSFER OF PARTNERSHIP INTERESTS......................... 15
           7.1   Transfer of General Partner's Interest; Removal........... 15
           7.2   Admission of Additional General Partner................... 15
           7.3   Admission of Successor General Partner.................... 15
           7.4   Admission of Additional Limited Partners.................. 16
           7.5   Transfer of Interest...................................... 16
           7.6   Transfers Void............................................ 17

ARTICLE VIII.    PROCEDURES ON TERMINATION................................. 17
           8.1   Termination Procedures.................................... 17

ARTICLE IX.      MEETINGS AND VOTING....................................... 18
           9.1   Meetings of Partners...................................... 18
           9.2   Voting.................................................... 19
           9.3   Waiver.................................................... 19

ARTICLE X.       MISCELLANEOUS............................................. 19
          10.1   Instruments............................................... 19
          10.2   Assignability............................................. 19
          10.3   Law....................................................... 19
          10.4   Notices................................................... 19
          10.5   Counterparts.............................................. 20
          10.6   Subscription Agreement.................................... 20

Schedule A -     CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Exhibit 1.7 -    FORM OF OPTION AGREEMENT

                                      ii.

                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                            PMT CVD PARTNERS, L.P.


          THIS AGREEMENT OF LIMITED PARTNERSHIP OF PMT CVD PARTNERS, L.P. (this "Agreement") is made and entered into as of the 29th day of March, 1996, by and among CVD, Inc., a California corporation, as general partner (the "General Partner"), the parties executing the signature page hereto as limited partners (each, a "Limited Partner," and, collectively, the "Limited Partners"), and such other persons who hereafter shall be admitted as additional or Substituted Limited Partners.

          In consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE I.

                FORMATION, NAME AND PURPOSE OF THE PARTNERSHIP

          1.1   Formation; Certificate. The Partners hereby agree to become
                ----------------------
partners and to form a limited partnership pursuant to the Act. The rights and liabilities of the Partners shall be as provided in the Act, except as set forth in this Agreement. The General Partner shall, prior to or concurrently with the execution of this Agreement, prepare, execute and file with the office of the Secretary of State of the State of California a certificate of limited partnership that meets the requirements of Section 15621 of the Act. The General Partner shall prepare and file such other certificates as may be required for the Partnership to carry out its business.

          1.2   Name of Partnership. The name of the Partnership is "PMT CVD
                -------------------
Partners, L.P."


          1.3   Principal Place of Business. The principal place of business
                ---------------------------
of the Partnership shall initially be located at 9255 Deering Avenue, Chatsworth, California 91311 or at such other place as the General Partner may from time to time determine. The General Partner shall give notice in writing to the Limited Partners of any change in the principal place of business of the Partnership.

          1.4   Registered Agent. The registered agent of the Partnership shall
                ----------------
be John W. La Valle, whose address is 9255 Deering Avenue, Chatsworth, California 91311.

          1.5   Tax Matters Partner. The General Partner is designated the
                -------------------
Partnership's tax matters partner as provided in Section 6231(a)(7)(A) of the Code.

          1.6   Purpose. The Partnership shall develop and refine chemical vapor
                -------
deposition ("CVD") technology for commercial use in connection with the production of integrated circuits (the "Business"). The Partnership will use the technology licensed to it under the PMT License Agreement to establish and expand the Business and all prospects relating thereto.

          1.7   Definitions. For purposes of this Agreement, along with all
                -----------
capitalized terms otherwise defined herein, the following terms shall have the following meanings:

                (a) "Act" shall mean the California Revised Limited Partnership Act, as amended.

                (b) "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 under the Securities Exchange of Act of 1934, as amended.

                (c) "Agreement" shall mean this Agreement of Limited Partnership of PMT CVD Partners, L.P., as amended from time to time.

                (d) "Anelva Development Agreement" shall mean that certain Joint Development Agreement to be entered into between the Company and Anelva Corporation in accordance with the terms of that certain Memorandum of Intent dated December 7, 1995 between such parties.

                (e) "Assignee" shall mean a person who has acquired all or a portion of a Limited Partner's beneficial interest in the Partnership and has not become a Substituted Limited Partner.

                (f) "Bankruptcy" shall mean with respect to any person (i) that a petition shall have been filed by or against such person as a "debtor" and the adjudication of such person as a bankrupt under the provisions of the bankruptcy laws of the United States of America shall have commenced, (ii) that such person shall have made an assignment for the benefit of its creditors generally or
(iii) a receiver shall have been appointed for substantially all of the property and assets of such person.

                (g) "Buyout Options" shall mean the right of the Company to purchase each Limited Partner's Interests pursuant to the Option Agreements.

                (h) "Capital Account" of a Partner shall mean the Capital Account maintained for such Partner in accordance with Section 4.1.

                (i) "Capital Contribution" of a Partner shall mean the amount of capital contributed by the Partners to the Partnership pursuant to Article III.

                (j) "Closing Date" shall mean March 29, 1996.

                (k) "Code" shall mean the Internal Revenue Code of 1986, as amended.
                (l) "Company" shall mean Plasma & Materials Technologies, Inc., a California corporation.

                (m) "Dissolution" of a Partner that is not a natural person shall mean that such Partner has terminated its existence, whether partnership or corporate, wound up its affairs and dissolved.

                (n) "Fiscal Year" shall mean the period from January 1 to December 31 of each year, or, in the case of the Partnership's first year, the period from its inception through December 31 of that year.

                (o) "General Partner" shall mean CVD, Inc., a California corporation, or any individual, corporation, partnership, limited liability company, trust or other entity admitted to the Partnership as a General Partner pursuant to Sections 7.2 and 7.3.

                (p) "Interest" shall mean the entire interest of a Partner in the Partnership at any time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and conditions hereof.

                (q) "License Agreement" shall mean that certain Technology License Agreement dated as of March 29, 1996 between the Company and the Partnership.

                (r) "Limited Partner" shall mean any person who is a limited partner hereunder at the time of reference thereto, in such Person's capacity as a limited partner of the Partnership, which definitions shall not include the General Partner as such and any Assignee of a Limited Partner who has not been admitted as a Substituted Limited Partner.

                (s) "Net Income or Net Loss" shall mean for any Fiscal Year, the income or loss of the Partnership, as determined for federal income tax purposes.

                (t) "Notice" shall mean notice given in accordance with Section 11.5.

                (u) "Option Agreements" shall mean those certain Option Agreements dated of even date herewith and substantially in the form of Exhibit
1.7 hereto, entered into between the Company and each of the other Limited Partners hereto.

                (v) "Partners" shall mean all of those persons who are partners of the Partnership, whether designated as General Partner or Limited Partner.

                (w) "Partnership" shall mean the limited partnership formed pursuant to this Agreement.

                (x) "Percentage Interest" shall mean the percentage interest of each Partner in the Partnership, as set forth on Schedule A hereto, as amended from time to time.

                (y) "Regulations" shall mean applicable Treasury Regulations promulgated under the Code, as amended from time to time.

                (z) "R&D Agreement" shall mean that certain R&D Agreement dated as of an even date herewith by and between the Company and the Partnership.

                (aa) "Subscription Agreement" shall mean that certain Partnership Subscription Agreement entered into between the Partnership and each Limited Partner (other than the Company).

                (ab) "Substituted Limited Partner" shall mean a person admitted pursuant to Section 7.5 as the successor to all of the rights of a Limited Partner with respect to all or any portion of its Interests.

                (ac) "Supermajority in Interest" shall mean Partners holding at least eighty-five percent (85%) of Interests then outstanding, provided that, on and after March 29, 2001, such term shall mean Partners holding fifty-one percent (51%) of Interests then outstanding.

                (ad) "Transfer" shall mean any sale, exchange, transfer, gift, encumbrance, assignment, pledge, mortgage, hypothecation or other disposition, whether voluntary or involuntary.

                                  ARTICLE II.

                               TERM; TERMINATION

          2.1   Term; Termination. The term of the Partnership shall commence on
                -----------------
the date the Certificate of Limited Partnership is filed in the office of the California Secretary of State and shall continue until the earlier of the following dates:

                (a) December 31, 2010, except that the General Partner may extend the term of the Partnership with the consent of Limited Partners holding a majority of the outstanding Interests;

                (b) Any date on which the General Partner shall have determined to dissolve the Partnership;

                (c) Unless the business of the Partnership is continued as provided in Section 7.3, upon the Bankruptcy or Dissolution of the General Partner;
                (d) Unless the business of the Partnership is continued as provided in Section 7.3, the date the General Partner withdraws from the Partnership; or

                (e) The date of the final winding up of the Partnership following the occurrence of any event which would result in the dissolution of the Partnership under the Act.

                                 ARTICLE III.

                           CONTRIBUTIONS TO CAPITAL

          3.1   Capital Contributions
                ---------------------

                (a) As of the Closing Date, each Partner (other than the Company) has contributed, or will contribute, cash to the capital of the Partnership in exchange for Interests, in the amounts set forth on Schedule A hereto.

                (b) The Company has granted a license to the Partnership under the License Agreement as its contribution to the capital of the Partnership and such contribution has an agreed fair market value as set forth on Schedule A hereto and the Company has received Interests in exchange for such contribution as set forth on Schedule A hereto.

                (c) The General Partner agrees to make further cash contributions to the capital of the Partnership on the date on which any additional capital contribution is made hereto under Section 3.2 such that, at all times, the General Partner's total capital contribution equals at least one percent (1%) of the total capital contributions of all Partners.

          3.2   Additional Limited Partners or Capital Contributions; Company
                -------------------------------------------------------------
Option
- - ------
                (a) The General Partner, if it determines that additional capital is required for the conduct of the Business or for the operation of the Partnership, may give notice of such fact to each Limited Partner (the "Call Notice"). Such Call Notice shall specify in reasonable detail the aggregate amount of additional capital required, the purposes for which such amount is required and the number of Interests to be offered (the "Additional Interests"), provided that, if the General Partner wishes to offer more than One Million Dollars ($1,000,000) of Additional Interests, all amounts exceeding such One Million Dollar ($1,000,000) level shall be subject to the prior approval of a Supermajority in Interest. The purchase price for the Additional Interests, and all other material terms and conditions relating thereto, shall be determined by the General Partner, with the prior approval of a Supermajority in Interest. For a period of thirty (30) days from the date of such Call Notice, each Limited Partner (other than the Company) shall have the right, but not the obligation, to purchase up to that number of the Additional Interests determined by multiplying the total number of Additional Interests by such Limited Partner's Percentage Interest as of the date of such Call Notice. Such right shall be exercised by written notice to the Partnership within such thirty (30)-day period. If such rights of purchase are exercised for less than all of the Additional Interests covered by such Call Notice, the General Partner shall so notify the Limited Partners (the "Second Notice"). The Limited Partners who elected to acquire Additional Interests shall have the right to acquire the remaining Additional Interests pro rata in accordance with their respective Percentage Interests or as they may agree. Such Limited Partners shall exercise the rights arising under the Second Notice by giving written notice to the Partnership within ten (10) days after receipt of the Second Notice. Any Additional Interests not so purchased may be offered for sale by the General Partner to any investor, including without limitation, the Company, on the same terms as were offered to the Limited Partners, provided that each such investor shall be subject to the prior approval of a Supermajority in Interest.

                (b) Promptly upon the admission of additional Limited Partners and/or acceptance of additional capital contributions, the General Partner shall cause Schedule A hereto to be amended.

                                  ARTICLE IV.
            CAPITAL ACCOUNTS; ACCOUNTING PRACTICES AND ALLOCATIONS


          4.1   Capital Accounts. The Partnership shall maintain a capital
                ----------------
account ("Capital Account") for each Partner. The Capital Account of each Partner shall consist of the agreed upon net value of each Partner's Capital Contributions made in accordance with Article III above and set forth on Schedule A hereto, plus the portion of the Partnership's Net Income allocated to such Partner pursuant to this Agreement minus the sum of:

                (a) the portion of the Partnership's Net Loss allocated to such Partner pursuant to this Agreement; and

                (b) all distributions (whether in cash or in kind) made by the Partnership to such Partner pursuant to this Agreement (for purposes of computing the Capital Account of each Partner, distributions in kind shall be valued at the then-fair-market value thereof, net of liabilities assumed or taken subject to by the Partner); and

                (c) all allocations to such Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with Regulation
Section 1.704(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Partners shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Regulations the General Partner may make such modification.

          4.2   Financial Reporting. The Partnership shall prepare its financial
                -------------------
statements in accordance with generally accepted accounting principles as from time to time in effect, using the accrual method of accounting.


          4.3   Allocation of Net Income. The Net Income of the Partnership
                ------------------------
shall be allowed as follows:

                (a) If there have been allocations of Net Loss to the General Partner in prior fiscal periods under Section 4.4(c), Net Income shall be first allocated to the General Partner to offset the allocation of Net Loss in such prior fiscal periods, but only to the extent that such prior allocation of Net Loss has not been reversed with prior allocations of Net Income under this
Section 4.3(a);

                (b) If there have been allocations of Net Loss to the Partners in prior fiscal periods under Section 4.4(b), Net Income shall be allocated among the Partners to offset in reverse order the allocations of Net Loss in prior fiscal periods to the Partners, but only to the extent such prior allocation of Net Loss has not been reversed with prior allocations of Net Income under this Section 4.3(b);

                (c) Thereafter, Net Income shall be allocated pro rata to all Partners based upon their Percentage Interests.

          4.4   Allocation of Net Loss.  The Net Loss of the Partnership shall
                ----------------------
be allocated as follows:

                (a) If there have been allocations of Net Income to the Partners in prior fiscal periods under Section 4.3(c), Net Loss shall be allocated among the Partners to offset in reverse order the allocations of Net Income in such prior fiscal periods to the Partners, to the extent that such prior allocation of Net Income has not been reversed with prior allocations of Net Loss under this Section 4.4(a);

                (b) Thereafter, Net Loss shall be allocated pro rata to the Partners to the extent that there exist positive balances in the Capital Accounts of such Partners; and

                (c) Finally, all remaining Net Loss shall be allocated to the General Partner.

          4.5   Time of Allocations.  Net Income or Net Loss for each Fiscal
                -------------------
Year shall be allocated to the Partners at the end of the Fiscal Year, or at such other times during the Fiscal Year as may be appropriate, in accordance with provisions of Sections 4.3 and 4.4.

          4.6   Limitation of Liability.  Notwithstanding anything to the
                -----------------------
contrary herein contained, no Limited Partner shall be liable for any debts, expenses, liabilities or obligations of the Partnership, except as provided in the Act. No Limited Partner shall be required or obligated to make any contributions or payments of any kind to or with respect to the Partnership except for the return of distributions as required by the Act. It is expressly understood and agreed that the Limited Partners shall not participate in the management and control of the business of the Partnership.

          4.7   Supervision; Inspection of Books.  Proper and complete books
                --------------------------------
of account and records of the business of the Partnership shall be maintained by the General Partner at the principal place of business of the Partnership. The General Partner shall give notice to each Partner of any changes in the location of such books and records. Such books and records shall be open to inspection, audit and copying by any Partner, or its designated representatives, upon reasonable notice, at any time during business hours for any purpose reasonably related to the Partner's interest as a Partner of the Partnership. Any information so obtained or copied shall be kept and maintained in strictest confidence. Such books and records shall be kept in compliance with the Act.

          4.8  Reports.  The annual financial statements of the Partnership
               -------
shall be audited and reported on as of the end of each Fiscal Year by the Partnership's independent certified public accountants who shall be selected by the General Partner. The General Partner shall use its best efforts to transmit a copy of the audit report from such accountants to the Limited Partners within ninety (90) days after the end of each Fiscal Year.

          4.9  Tax Returns. The General Partner shall after the end of each
               -----------
Fiscal Year file a Federal income tax information return and transmit to each Partner a schedule (Schedule K-1 or successor schedule) showing such Partner's distributive share of the Partnership's income, deductions and credits, and all other information necessary for such Limited Partners to file timely their Federal income tax returns. The General Partner shall use its best efforts to deliver such materials to the Limited Partners within seventy-five (75) days after the end of each Fiscal Year, provided that the General Partner shall, in all circumstances, deliver such materials to the Limited Partners within ninety
(90) days after the end of each such Fiscal Year.


                                  ARTICLE V.

                                DISTRIBUTIONS

          5.1   Distributions.
                -------------

                (a) The General Partner shall distribute cash to each Partner, no later than ninety (90) days after the close of each Fiscal Year, in an amount equal to forty percent (40%) of the Partnership's taxable income allocated to such Partner in such Fiscal Year pursuant to Section 4.3(c).

                (b) Thereafter, additional distributions shall be at the discretion of the General Partner and shall be made in the following order:

                    (i) First, pro rata to all Partners in accordance with the
                Capital Account balances thereof, to the extent that current and prior allocations of Net Income to each such Partner under
                Section 4.3 exceed current and prior allocations of Net Loss to each such Partner under Section 4.4;

                   (ii) Second, pro rata to all Partners (other than the
                Company) in accordance with the Capital Account balances thereof, to the extent of the positive Capital Account balances of such Partners;

                (iii) Third, to the Company, to the extent of the positive balance in its Capital Account; and

                (iv) Fourth, to all Partners, pro rata in accordance with the Percentage Interests of such Partners.

          5.2  Restrictions on Distribution. As required by the Act, the General
               ----------------------------
Partner shall not cause the Partnership to make any distribution to the Partners unless immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of thier Interest and liabilities as to which recourse of creditors is limited to specified property of the Partnership, do not exceed the fair value of the Partnership assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership assets only to the extent that the fair value of the property exceeds such liability. In addition, no distribution shall be made to a Partner to the extent the distribution would create or increase a deficit in such Partner's Capital Account.

                                  ARTICLE VI.

                         MANAGEMENT OF THE PARTNERSHIP

          6.1   General Partner.
                ---------------

                (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full responsibility and authority for the management, supervision and conduct of the business and affairs of the Partnership, subject to the approval of the Limited Partners to the extent expressly required under Section 6.3. As such, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things that it determines to be necessary or desirable to carry out the aforementioned duties and responsibilities, including without limitation, the right, power and authority from time to time to do the following:

                    (i) to borrow money in the name and on behalf of the
                Partnership, and to secure any such loans by a mortgage, pledge or other encumbrance upon any assets of the Partnership;

                    (ii) to cause to be paid all amounts due and payable by the
                Partnership to any person or entity;

                    (iii) to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Partnership, and to pay to such persons such fees, expenses, salaries, wages and other compensation as it shall in its sole discretion determine;

                    (iv) to pay, extend, renew, modify, adjust, subject to
                arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

                    (v) to pay any and all fees and to make any and all
                expenditures which it deems necessary or appropriate in connection with the organization of the Partnership, the management of the affairs of the Partnership and the carrying out of its obligations and responsibilities under this Agreement, including without limitation, all research and development expenses incurred by the Company with respect to the Business;

                    (vi) to the extent that funds of the Partnership are, in its judgment, not immediately required for the conduct of the Partnership's business, temporarily to deposit the excess funds in such bank account or accounts, or invest such funds in such interest-bearing taxable or nontaxable investments as the General Partner shall deem appropriate;

                    (vii) to acquire, prosecute, maintain, protect and defend or cause to be protected and defended all patents, patent rights, tradenames, trademarks, copyrights and servicemarks, all applications with respect thereto and all proprietary information which may be held by or licensed to the Partnership;

                    (viii) to enter into, execute, acknowledge and deliver, or accept the assignment of rights under, any and all contracts, agreements or other instruments necessary or appropriate to carry on the Business, including without limitation, the License Agreement, the R&D Agreement, the Anelva Development Agreement and any other contract or agreement entered into with the Company;

                    (ix) to cause to be paid any and all taxes, charges and
                assessments that may be levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested by the Partnership; and

                    (x) on behalf of the Partnership, to make or revoke tax
                elections permitted under the Code, including the election referred to in Section 754 of the Code or any similar provisions enacted in lieu thereof, as well as under state tax laws (and each Partner will upon request supply the information necessary to give effect to such elections).

                (b) Except as is otherwise specifically provided in this Agreement or under the Act, the General Partner shall have and exercise all of the powers of a general partner in a partnership and is authorized and empowered to carry out and implement any and all purposes and objects of the Partnership.

          6.2   Duties and Activities of the General Partner.
                --------------------------------------------

                (a) The General Partner shall be under a fiduciary duty and obligation to conduct the affairs of the Partnership in the best interest of the Partnership, for the benefit of the Partnership, provided that engaging in transactions authorized by this Agreement shall not constitute a breach of the foregoing duty and obligation notwithstanding any interest which the General Partner or its directors, officers, agents or Affiliates may have in the transaction if the persons authorizing and approving the transaction on behalf of the Partnership act in good faith and in a manner reasonably believed to be in the best interest of the Partnership.

                (b) The General Partner shall not have authority to:

                    (i) do any act in contravention of this Agreement;

                    (ii) possess Partnership property or assign rights in
                Partnership property other than for the Partnership's purpose;
                or

                    (iii) without the consent of a Supermajority in Interest,
                withdraw as General Partner, liquidate, sell or distribute all or substantially all of its assets, merge with another corporation or take or permit the occurrence of any other action which would prevent it from serving as General Partner in accordance with this Agreement.

                (c) The Partners each acknowledge that the General Partner, its officers, directors, employees, shareholders and Affiliates are or may be involved in other financial, investment and professional activities whether or not any such activities may conflict with the Business or with any interest of the Partnership or any of the Partners. The Partners hereby approve all of the present business activities of the Company, notwithstanding the fact that such activities may compete or conflict with the Business of the Partnership.

          6.3   Powers of the Limited Partners.
                ------------------------------

                (a) The consent of a Supermajority in Interest shall be required to approve the following matters proposed by the General Partner:

                   (i) any amendment of this Agreement;

                   (ii) merger or consolidation of the Partnership into or with any other entity;

                   (iii) incorporation or other reorganization of the Partnership;

                   (iv) sale, lease or exchange of a substantial portion of the property or assets of the Partnership;

                   (v) voluntary termination of the Partnership prior to
                expiration of its term;

                   (vi) admission of a new Partner by the Partnership pursuant to Article VII or withdrawal of a Partner; and

                   (vii) any amendment to any material provision of the License Agreement or the R&D Agreement.

          6.4   Standard of Care; Indemnification.
                ---------------------------------

                (a) Neither the General Partner nor any of its officers or any member of its board of directors shall have any liability to the Partnership or any Limited Partner for errors in judgment or for acts or omissions made in good faith and reasonably believed to be in the best interest of the Partnership, except by reason of willful misfeasance, gross negligence or reckless disregard of duties in the performance of its duties hereunder.

                (b) The Partnership shall indemnify and hold harmless the General Partner, each member of its board of directors and its officers, employees, agents and Affiliates (collectively, the "Indemnitees") to the fullest extent permitted by law from and against any and all loss, claims, damages, liabilities joint and several, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable legal expenses), demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which they may be involved, as a party or otherwise, by reason of their management of the business and affairs of the Partnership, or rendering of advice or consultation with respect thereto, or which relate to the Partnership, its properties, its Business, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership or that the Indemnitee did have reasonable cause to believe that the Indemnitee's conduct was unlawful). Expenses (including attorneys' fees) incurred in defending any proceeding shall be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

                (c) The indemnification provided by Section 6.4(b) shall not be deemed to be exclusive of any other rights to which the Indemnitee may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in an Indemnitee's official capacity and to action in another capacity, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

                (d) The General Partner shall have power to purchase and maintain insurance on behalf of the Partnership, the General Partner and the Indemnitees at the expense of the Partnership, against any liability asserted against or incurred by them in any such capacity or arising out of the General Partner's status as such, whether or not the Partnership would have the power to indemnify the indemnitees against such liability under the provisions of this Agreement.

                (e) The General Partner may consult with legal counsel, accountants and other experts selected by it, and any opinion of an independent legal counsel, independent accountant or independent expert (which may be counsel, accountant or expert for the General Partner or any Affiliate) shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion.

                (f) The General Partner may execute any of the trusts or powers or perform any duties under this Agreement either directly or by or through agents or attorneys, and the General Partner shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement.

         (g) No Indemnitee may seek to have satisfied any right of indemnity or reimbursement granted in this Section 6.4 or to which it may be otherwise entitled except out of the assets of the Partnership, and no Partner, General or Limited, shall be personally liable with respect to any such claim for indemnity or reimbursement.

          6.5   Interest and Capital Withdrawals
                --------------------------------

                (a) No interest shall be paid to any Partner on account of such Partner's Capital Contribution.

                (b) Except as specifically provided in Section 5.1 and Article VIII, no Partner shall have the right to withdraw or receive a distribution of any part of the Partnership without the consent of the General Partner.

          6.6   Partnership Contracts.  All contracts undertaken by the
                ---------------------
Partnership shall be executed by the General Partner. The Partners shall promptly execute (with acknowledgment, if required), at the General Partner's request, any and all instruments necessary or appropriate to confirm the General Partner's authority under this Agreement.


                                 ARTICLE VII.

                       TRANSFER OF PARTNERSHIP INTERESTS

          7.1   Transfer of General Partner's Interest; Removal.  The General
                -----------------------------------------------
Partner shall not Transfer any portion of its interest as General Partner in the Partnership. Limited Partners, acting unanimously, may remove the General Partner for any reason and elect a successor General Partner upon such terms as they approve. In such event, the Interests of the removed General Partner in the Partnership shall be converted to that of a Limited Partner, and the Business of the Partnership shall be continued without termination of the Partnership.

          7.2   Admission of Additional General Partner.  The General Partner
                ---------------------------------------
shall not admit a person as an additional General Partner without the prior unanimous written consent of the Limited Partners.

          7.3   Admission of Successor General Partner.  In the event of the
                --------------------------------------
Bankruptcy or Dissolution of the General Partner or the General Partner's withdrawal from the Partnership for any reason (other than by removal in accordance with Section 7.1), where there is no remaining or surviving General Partner, the Limited Partners may, by the affirmative vote of a Supermajority in Interest within ninety (90) days after such date, elect to continue the Partnership with the election of a new General Partner.

          7.4   Admission of Additional Limited Partners.  The General Partner
                ----------------------------------------
may permit any person or entity to be admitted as a Limited Partner only on the terms set forth in Section 3.2, provided that, in the opinion of legal counsel for the Partnership, the investment by such additional Limited Partner would not have any of the effects described in Section 7.5(a). The admission of such new Limited Partner pursuant to this Section 7.4 shall become effective upon the amendment of Schedule A hereto to reflect the name, Capital Contribution and Percentage Interest of such new Limited Partner, and shall not be cause for dissolution of the Partnership.

          7.5   Transfer of Interest.
                --------------------

                (a) No Limited Partner shall Transfer any portion of or beneficial interest in its Interests without the prior written consent of the General Partner and of Limited Partners holding a majority of the outstanding Interests, excluding the Limited Partner seeking to Transfer its Interests. The General Partner shall not permit any Transfer of any Interest, whether by a Limited Partner or by an Assignee, unless the transferee agrees in writing to be bound by all of the terms of this Agreement and the General Partner concludes (which conclusion may be based upon an opinion of legal counsel satisfactory to it) that such Transfer will not:

                     (i) require registration of Interests under Section 5 of
                the Securities Act of 1933, as amended;

                    (ii) require the Partnership to register as an investment
                company under the Investment Company Act of 1940, as amended;

                   (iii) require the Partnership or the General Partner to
                register as an investment adviser under the Investment Advisers Act of 1940, as amended;

                    (iv) violate laws of any state or government agency
                applicable to such transfer;

                     (v) violate this Agreement; or

                    (vi) effect a termination of the Partnership under Section
                708 of the Code or cause the Partnership to be classified for tax purposes as an association taxable as a corporation.

The General Partner may, in its sole and absolute discretion, withhold consent to any such requested Transfer.

                (b) Each of the Limited Partners agrees with all other Partners that it will not make any Transfer of any Interest that will violate this
Section 7.5. In the event of any Transfer not prohibited by this Section 7.5 which shall result in multiple ownership of any Interest, the General Partner may require one or more trustees or nominees to be designated to represent a portion of or the entire Interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferror as a Limited Partner had pursuant to the provisions of this Agreement.

                (c) An Assignee who is not a Partner at the time of Transfer shall be entitled to the allocations and distributions attributable to the Interests assigned to it in accordance with this Section 7.5 and to Transfer and assign such Interests in accordance with the terms of this Agreement, provided that such Assignee shall not be entitled to the other rights of a Limited Partner until it becomes a Substituted Limited Partner. Notwithstanding the above, the Partnership and the General Partner shall incur no liability for allocations and distributions made in good faith to the transferring Partner until a written instrument of assignment has been received by the Partnership and recorded on its books and the effective date of the assignment has passed.

                (d) An Assignee of a Limited Partner in accordance with this
Section 7.5 shall become a Substituted Limited Partner only with the prior written consent of the General Partner, which may be withheld in the General Partner's absolute discretion. The transferring Limited Partner and the Assignee shall also execute and acknowledge such instrument or instruments as the General Partner may deem necessary or desirable to effect such admission and the Assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement.

                (e) The Transfer of all or any part of a Limited Partner's Interests and the admission of a Substituted Limited Partner shall not be cause for dissolution of the Partnership.

          7.6   Transfers Void.  The purported Transfer of any Limited Partner's
                --------------
Interest in violation of Section 7.5 shall be null and void, ab initio.
                                                             -- ------
                                ARTICLE VIII.

                           PROCEDURES ON TERMINATION


          8.1   Termination Procedures.  Upon termination of the Partnership
                ----------------------
at the expiration of the term of the Partnership or for any other cause set forth in Section 2.1:

                (a) The affairs of the Partnership shall be wound up and the

Partnership liquidated by the General Partner. All items of income, gain and loss (including any gain or loss from liquidation of the Partnership) for the Fiscal Year in which the Partnership is finally liquidated, shall be allocated among the Partners as provided in Article IV. The General Partner shall pay to the Partnership any negative balance in the General Partner's Capital Account after making the foregoing allocations. If there is no remaining General Partner, then a liquidator shall be appointed by the Limited Partners who shall wind up the of the Partnership.

          (b) The net proceeds of liquidation shall be distributed in payment of liabilities of the Partnership, and then distributed to the Partners, in the following order:

                (i) first, to creditors of the Partnership (including any Limited Partner, in its capacity as such) in the order of priority provided by law; and


                (ii) then to the General Partner for any amounts the Partnership owes it, other than in respect of the net credit balance of its Capital Account; and

                (iii) then to the Partners, pro rota in the amounts of the net credit balances of their Capital Accounts.

                (c) The assets of the Partnership may be distributed pursuant to subsection (b) of this Section 8.1 in cash or in kind, and the proportion of each Partner's share that is distributed in cash, as well as the nature of the assets distributed in kind, may vary from Partner to Partner, all as the General Partner or the liquidator may decide in its sole discretion. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the General Partner or the liquidator shall take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of their fair market value at the time of such distribution, as determined by the General Partner or the liquidator, acting in good faith. Any unrealized income or loss inherent in distributed property (in an amount equal to the excess of the fair market value of the property over its book basis for Partnership accounting) shall be deemed allocated to the Capital Accounts pursuant to the income and loss allocation provisions of Article IV.

                                 ARTICLE IX.

                             MEETINGS AND VOTING


          9.1   Meetings of Partners.
                --------------------

                (a) Meetings of Partners shall be held at such time and place as the General Partner may designate.

                (b) Meetings shall be held only when called by the General Partner at its discretion or, for any matters on which the Limited Partners are entitled to vote pursuant to Section 6.3, at the request of Limited Partners representing more than fifty percent (50%) of the total Interests then outstanding.

                (c) Meeting notices and procedures shall be in conformity with the Act. Notice of a meeting shall be given in accordance with Section 10.6 of this Agreement.

                (d) Limited Partners holding a majority of the outstanding Interests represented either in person or by proxy, shall constitute a quorum at such a meeting.


          9.2  Voting.  Limited Partners shall have the right, by vote or
               ------
written consent to approve to disapprove matters set forth in Section 6.3 and elsewhere in this Agreement.

          9.3  Waiver.  The Limited Partners shall take no part in the
               ------
management or control of the Partnership business, and have no right or authority to act for the Partnership or to vote on matters except as set forth in this Agreement or as specifically permitted by the Act.


                                  ARTICLE X.

                                MISCELLANEOUS

          10.1 Instruments.  The parties agree to execute any further
               -----------
instruments or perform any acts which are or may become necessary to effectuate and carry on the Partnership created by this Agreement.

          10.2  Assignability.  This Agreement shall be binding upon the
                -------------
transferees, successors, assigns and legal representatives of the parties of this Agreement.

          10.3  Law.  This Agreement shall be governed by and construed under
                ---
the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         10.4  Notices.  Any notice or other communication which one or more
               -------
Partners may desire to give to another Partner, General or Limited, shall be in writing, and shall be deemed effectively given upon personal delivery or upon deposit in any United States mail box, by registered or certified mail, return receipt requested, postage prepaid, or upon transmission by facsimile transmission, addressed to such other Partner:

                (a) at the address and facsimile number shown in the records of the Partnership maintained in accordance with Section 15615(a) of the Act, except that notice relating to Partnership meetings shall be accordance with
Section 15637 the Act; or

                (b) at such other address or facsimile number as such Partner may designate by fifteen (15) days advance written notice to all other Partners.

         10.5   Counterparts.  This Agreement may be executed in counterparts
                ------------
with the same force and effect as if each of the signatories had executed the same instrument.


          10.6  Subscription Agreement.  Each Limited Partner will make the
                ----------------------
representations and warranties called for in the Subscription Agreement.

          IN WITNESS WHEREOF, this Agreement of Limited Partnership has been executed as of the date first above written.


GENERAL PARTNER:         CVD, INC.,
                         a California corporation


                         By:     /s/ John W. La Valle
                               ----------------------
                               John W. La Valle
                               Chief Financial Officer and Secretary



LIMITED PARTNERS:        SBIC PARTNERS, L.P.,
                         a Texas limited partnership

                         By:  Forrest Binkley & Brown L.P.,
                              General Partner

                              By:   Forrest Binkley & Brown Venture Co.,
                                    General Partner


                                    By:    /s/ Jeffrey J. Brown
                                         ----------------------
                                         Jeffrey J. Brown
                                         Office of the President

                         By:  SL-SBIC Partners, L.P.,
                              General Partner

                              By:   FW-SBIC, Inc.,
                                    General Partner


                                    By:    /s/ Peter Sterling
                                         --------------------
                                         Name:   Peter Sterling
                                               ----------------
                                         Title:  Chairman
                                                ---------

                         PLASMA & MATERIALS TECHNOLOGIES, INC.,
                         a California corporation


                         By:       /s/ John W. La Valle
                                -----------------------
                               John W. La Valle
                               Vice President and Chief Financial Officer



                         NORWEST EQUITY PARTNERS IV,
                         a Minnesota Limited Partnership

                         By:  Itasca Partners, General Partner


                              By:     /s/ Kevin G. Hall
                                    -------------------
                                    Kevin G. Hall
                                    General Partner


                         R&M PARTNERS/CVD, G.P.,
                         a California general partnership


                         By:     /s/ Jeffrey L. DuRocher
                               -------------------------
                               Jeffrey L. DuRocher
                               Partner

                                  Schedule A

                CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS
                ----------------------------------------------



                                                 Capital      Percentage
Name and Address                               Contribution    Interest
- - ----------------                               -------------   --------

GENERAL PARTNER:

     CVD, Inc.                                  $   67,000        1.00%
     9255 Deering Avenue
     Chatsworth, California  91311

LIMITED PARTNERS:

     Plasma & Materials Technologies, Inc.      $1,300,000       19.47% (1)
     9255 Deering Avenue
     Chatsworth, California  91311

     SBIC Partners, L.P.                        $2,500,000       37.44%
     201 Main Street, Suite 2302
     Fort Worth, Texas  76102

     NorWest Equity Partners IV, L.P.           $2,500,000       37.44%
     3000 Sand Hill Road
     Building 3, Suite 105
     Menlo Park, California  94025

     R&M Partners/CVD, G.P.                     $  310,000        4.64%
     300 South Grand Avenue, Suite 2900
     Los Angeles, California  90071
                                                ----------   -----------
TOTAL:                                          $6,677,000       100.00%
                                                ==========   ============


- - --------------------
(1) Agreed Value of PMT License